Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Mindspeed Technologies, Inc. on Form S-3 of our report dated March 24, 2003, appearing in the Registration Statement on Form 10 of Mindspeed Technologies, Inc. dated June 6, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Costa Mesa, California
July 23, 2003